                    THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
               SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT

               NONRECOURSE PROMISSORY LESSOR NOTE NO. 2, DUE IN
                    A SERIES OF INSTALLMENTS OF PRINCIPAL
                         WITH FINAL PAYMENT DATE
                              OF JUNE 30, 2011

                                             Issued at:  New York, New York

                                             Issue Date:  December 17, 1997

     Wilmington Trust Company and NationsBank, N.A., not in their individual capacities but solely as Owner Trustee, hereby promise to pay to OPC Scherer 1997 Funding Corporation A (the "Funding Corporation"), or its registered assigns, the principal sum of FORTY-TWO MILLION SEVEN HUNDRED FIFTY-SEVEN THOUSAND AND NO/100 DOLLARS ($42,757,000.00), which is due and payable in a series of installments of principal with a final payment date of June 30, 2011, as provided below, together with simple interest at the rate of six and nine hundred seventy-four thousandths percent (6.974)% per annum on the principal remaining unpaid from time to time; provided, however, that from, after, and so long as, the Facility Bonds shall bear Additional Interest (as defined in the Collateral Trust Indenture), each installment of principal remaining unpaid shall accrue interest (in addition to the stated interest on this Series 1997 Refunding Lessor Note) at a rate of one quarter of one percent (0.25%) per annum (such additional amount payable under this Series 1997 Refunding Lessor Note, the "Additional Lessor Note Interest"), from and including the date the Facility Bonds shall begin to accrue Additional Interest until and including the last day the Facility Bonds shall accrue Additional Interest.

     Interest on the outstanding principal amount under this Series 1997 Refunding Lessor Note shall be due and payable semiannually at the rate specified above, commencing on June 30, 1998, and on each June 30th and December 31st thereafter until the principal of this Series 1997 Refunding Lessor Note is paid in full or made available for payment. Interest shall be calculated at the rate specified above, computed on the basis of a 360-day year of twelve 30-day months, except with respect to Additional Interest, which shall be computed on the basis of a 365 or 366-day year, as the case may be. The principal of this Series 1997 Refunding Lessor Note shall be due and payable in consecutive semiannual installments on each June 30th and December 31st, commencing on June 30, 1998, and ending on the payment date for the final installment of principal set forth above, and each such installment of principal shall be in the amount, if any, set forth in Schedule 1 attached hereto in the column headed "Principal Amount Payable" with respect to the date of such installment, provided that the final installment of principal shall be equal to the then unpaid principal balance of this Series 1997 Refunding Lessor Note.

     Capitalized terms used in this Series 1997 Refunding Lessor Note which are not otherwise defined herein shall have the meanings ascribed thereto in the Restated Indenture (as hereinafter defined).

     Interest on any overdue principal and premium, if any, and (to the extent permitted by applicable law) any overdue interest shall be paid, on demand, from the due date thereof at the Stipulated Interest Rate for the period during which any such principal, premium or interest shall be overdue computed on the basis of a 360-day year of twelve 30-day months.

     In the event any date on which a payment is due under this Series 1997 Refunding Lessor Note is not a Business Day, then payment thereof may be made on the next succeeding Business Day with the same force and effect as if made on the date on which such payment was due.

     Except as otherwise specifically provided in the Restated Indenture, all payments of principal, premium, if any, and interest to be made by Owner Trustee hereunder and under the Amended and Restated Indenture of Trust, Deed to Secure Debt and Security Agreement No. 2, dated December 1, 1997 (the "Restated Indenture"), between Wilmington Trust Company and NationsBank, N.A., acting through its agent, The Bank of New York, collectively as "Owner Trustee" under the Trust Agreement No. 2, dated December 30, 1985, with DFO Partnership, as assignee of Ford Motor Credit Company, and The Bank of New York Trust Company of Florida, N.A., a national banking association, as Indenture Trustee, shall be made only from the Indenture Estate and the Indenture Trustee shall have no obligation for the payment thereof except to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Article 3 of the Restated Indenture; and, except as expressly provided in the Restated Indenture or the Participation Agreement, neither Owner Trustee nor Owner Participant shall have any obligation for payments in respect of this Series 1997 Refunding Lessor Note or under the Restated Indenture except from the Indenture Estate. The holder hereof, by its acceptance of this Series 1997 Refunding Lessor Note agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof, as herein provided and that, except as expressly provided in the Restated Indenture or the Participation Agreement, neither Owner Participant, Owner Trustee, Bank, Georgia Bank nor Indenture Trustee is or shall be personally liable to the holder hereof for any amounts payable under this Series 1997 Refunding Lessor Note or under the Restated Indenture, or for any performance to be rendered under the Restated Indenture or any Operative Document or for any liability under the Restated Indenture or any Operative Document.

     The principal of, premium, if any, and interest on this Series 1997 Refunding Lessor Note shall be paid by the Indenture Trustee by transferring for the account of the holder of this Series 1997 Refunding Lessor Note, the amount then due and payable in immediately available funds to a banking institution with bank wire transfer facilities designated by the holder of this Series 1997 Refunding Lessor Note to Indenture Trustee, such transfer to be subject to telephonic confirmation of payment, to the extent specified by such Noteholder, or in the absence of such designation, by mailing a check for such amount payable in New York Clearing House funds to such Noteholder at the last address of the Noteholder appearing on the Note Register, or by any other method authorized by the Restated Indenture and specified in notice from such Noteholder to Indenture Trustee, without any presentment or surrender of this Series 1997 Refunding Lessor Note, except that, in the case of the final payment in respect of this Series 1997 Refunding Lessor Note, this Series 1997 Refunding Lessor Note shall be surrendered to Indenture Trustee. All payments due with respect to this Series 1997 Refunding Lessor Note shall be made (i) as soon as practicable prior to the close of business on the date the amounts to be distributed by Indenture Trustee are actually received by Indenture Trustee if such amounts are received by 10:00 a.m., New York City Time, on a Business Day or (ii) on the next succeeding Business Day if received after such time or if received on any day other than a Business Day. Prior to due presentment for registration of transfer of this Series 1997 Refunding Lessor Note, Owner Trustee and Indenture Trustee may deem and treat the Person in whose name this Series 1997 Refunding Lessor Note is registered on the Note Register (including any pledgee designated pursuant to Section 2.8 of the Restated Indenture) as the absolute owner and holder of this Series 1997 Refunding Lessor Note for the purpose of receiving payment of all mounts payable with respect to this Series 1997 Refunding Lessor Note and for all other purposes, and neither Owner Trustee nor Indenture Trustee shall be affected by any notice to the contrary (other than from any such pledgee). All payments made on this Series 1997 Refunding Lessor Note in accordance with the provisions of this paragraph shall be valid and effective to satisfy and discharge the liability on this Series 1997 Refunding Lessor Note to the extent of the sums so paid and neither Indenture Trustee nor Owner Trustee shall have any liability in respect of such payment.

     The holder hereof, by its acceptance of this Series 1997 Refunding Lessor Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 2.7 of the Restated Indenture, which provides that each payment on the Series 1997 Refunding Lessor Note shall be applied as follows: first, to the payment of accrued interest (including interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) on this Series 1997 Refunding Lessor Note to the date of such payment; second, to the payment of the principal amount of, and premium, if any, on this Series 1997 Lessor Refunding Note then due (including any overdue installments of principal) thereunder; and third, to the extent permitted by Section 2.10 of the Restated Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and premium, if any, on this Series 1997 Refunding Lessor Note.

     This Series 1997 Refunding Lessor Note is the Series 1997 Refunding Lessor Note referred to in the Restated Indenture. The Restated Indenture also permits the issuance of Additional Notes, as provided in Section 2.12 of the Restated Indenture, and the several Notes may be for varying principal amounts and may have different maturity dates, interest rates, redemption provisions and other terms. The properties of Owner Trustee included in the Indenture Estate are pledged or mortgaged to Indenture Trustee to the extent provided in the Restated Indenture as security for the payment of the principal of and premium, if any, and interest on this Series 1997 Refunding Lessor Note and all other Notes issued and outstanding from time to time under the Restated Indenture.

     Reference is hereby made to the Restated Indenture for a statement of the rights of the holder of, and the nature and extent of the security for, this Series 1997 Refunding Lessor Note and of the rights of, and the nature and extent of the security for, the holders of the other Notes and of certain rights of Owner Trustee and Owner Participant, as well as for a statement of the terms and conditions of the trust created by the Restated Indenture, to all of which terms and conditions the holder hereof agrees by its acceptance of this Series 1997 Refunding Lessor Note.

     This Series 1997 Refunding Lessor Note is subject to redemption, in whole or in part as contemplated by the Restated Indenture, at the applicable redemption prices (expressed as a percentage of principal amount) for the Redemption Dates set forth in Schedule 2 attached hereto (collectively, the "Premium Redemption Prices") in the case of redemptions under the circumstances set forth in Sections 2.10(d)(i), (ii) and (iii)(B) of the Restated Indenture and for one hundred percent (100%) of the unpaid principal balance hereof in the circumstances described in Section 2.10(a) (to the extent it pertains to this Series 1997 Refunding Lessor Note) and Section 2.10(d)(iii)(A) and (iv) of the Restated Indenture, in each case together with interest accrued to the Redemption Date; provided, however, that no such redemption shall be made until notice thereof is given by Indenture Trustee to the holder hereof as provided in the Restated Indenture.

     In case an Event of Loss under the Lease shall occur under circumstances therein described relating to the regulation of Owner Participant or any of its Affiliates as a Public Utility or a Holding Company or under other certain federal and state public utility laws, the obligations of Owner Trustee under this Series 1997 Refunding Lessor Note may be assumed in whole by Lessee, subject to the conditions set forth in Section 2.10(b) of the Restated Indenture; provided, however, that no such assumption shall be made if the regulation of Owner Participant or its Affiliate is not materially adverse to such Person, nor shall such an assumption be made if an Indenture Default or an Indenture Event of Default shall have occurred and be continuing or if certain other conditions specified in the Restated Indenture are not met.

     In case an Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this Series 1997 Refunding Lessor Note together with all accrued but unpaid interest thereon may, subject to certain rights of Owner Trustee and Owner Participant contained or referred to in the Restated Indenture, be declared or may become due and payable in the manner and with the effect provided in the Restated Indenture.

     There shall be maintained at the Indenture Trustee Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Restated Indenture. The transfer of this Series 1997 Refunding Lessor Note is registrable, as provided in the Restated Indenture, upon surrender of this Series 1997 Refunding Lessor Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered holder hereof, together with the amount of any applicable transfer taxes.

     This Series 1997 Refunding Lessor Note shall be governed by the laws of the state of Georgia.

     IN WITNESS WHEREOF, Owner Trustee has caused this Series 1997 Refunding Lessor Note to be duly executed as of the date hereof.



                                      WILMINGTON TRUST COMPANY,
                                      not in its individual capacity
                                      but solely as Owner Trustee


                                      By: /s/ Roseline K. Maney
                                          -------------------------------
                                      Name: Roseline K. Maney
                                            -------------------------------
                                      Title: Senior Financial Services Officer
                                              ---------------------------------

                                        NATIONSBANK, N.A., acting
                                        through its agent, THE BANK OF NEW YORK, not in its individual capacity, but solely as Owner Trustee


                                        By:  /s/ Stefan Victory
                                             -------------------------------
                                        Name:  Stefan Victory
                                             -------------------------------
                                        Title: Agent
                                              ------------------------------

                              (Signatures continued on next page)

This is one of the Notes referred to in the within-mentioned Restated Indenture.



                                        THE BANK OF NEW YORK TRUST
                                        COMPANY OF FLORIDA, N.A.
                                        as Indenture Trustee


                                        By:  /s/ Howard L. Shellkopf
                                             ------------------------

                                        Name: Howard L. Shellkopf
                                             ------------------------

                                        Title: Agent
                                              -----------------------

                                    SCHEDULE 1
                         TO SERIES 1997 REFUNDING LESSOR NOTE

                         Schedule of Principal Amortization



                              Principal        Principal
                               Amount           Amount          Interest
     Payment Date              Payable           Paid             Paid
-------------------------  ---------------  ---------------  ---------------
June 30, 1998............   42,757,000.00
December 31, 1998........   41,222,000.00
June 30, 1999............   41,222,000.00
December 31, 1999........   38,895,000.00
June 30, 2000............   38,895,000.00
December 31, 2000........   36,466,000.00
June 30, 2001............   36,466,000.00
December 31, 2001........   33,927,000.00
June 30, 2002............   33,927,000.00
December 31, 2002........   29,825,000.00
June 30, 2003............   29,825,000.00
December 31, 2003........   25,390,000.00
June 30, 2004............   25,390,000.00
December 31, 2004........   20,645,000.00
June 30, 2005............   20,645,000.00
December 31, 2005........   15,569,000.00
June 30, 2006............   15,569,000.00
December 31, 2006........   10,173,000.00
June 30, 2007............    4,146,000.00
December 31, 2007........    4,146,000.00
June 30, 2008............            0.00


                                    S-I-1

                               SCHEDULE 2
                    TO SERIES 1997 REFUNDING LESSOR NOTE


Twelve Month Period Beginning                        Premium Redemption Prices
-----------------------------                        -------------------------

December 17, 1997 through December 31, 1997 (1)....           106.974%
January 1, 1998....................................           106.974
January 1, 1999....................................           106.438
January 1, 2000....................................           105.901
January 1, 2001....................................           105.365
January 1, 2002....................................           104.828
January 1, 2003....................................           104.292
January 1, 2004....................................           103.755
January 1, 2005....................................           103.219
January 1, 2006....................................           102.682
January 1, 2007....................................           102.146
January 1, 2008....................................           101.609
January 1, 2009....................................           101.073
January 1, 2010....................................           100.536
January 1, 2011....................................           100.000


--------------------
(1)  Partial period.


                                    S-II-1

                            EXPLANATORY STATEMENT TO
                   NONRECOURSE PROMISSORY LESSOR NOTE NO. 2


     Except as described below, the following agreements are substantially similar in all material respects to Nonrecourse Promissory Lessor Note No. 2, dated as of December 17, 1997, made by Wilmington Trust Company and NationsBank, N.A., not in their individual capacities but solely as Owner Trustee, in favor of OPC Scherer 1997 Funding Corporation A ("Lessor Note No. 2"):

1. Nonrecourse Promissory Lessor Note No. 1, dated as of December 17, 1997, made by Wilmington Trust Company and NationsBank, N.A., not in their individual capacities but solely as Owner Trustee, in favor of OPC Scherer 1997 Funding Corporation A ("Lessor Note No. 1");

2. Nonrecourse Promissory Lessor Note No. 3, dated as of December 17, 1997, made by Wilmington Trust Company and NationsBank, N.A., not in their individual capacities but solely as Owner Trustee, in favor of OPC Scherer 1997 Funding Corporation A ("Lessor Note No. 3"); and

3. Nonrecourse Promissory Lessor Note No. 4, dated as of December 17, 1997, made by Wilmington Trust Company and NationsBank, N.A., not in their individual capacities but solely as Owner Trustee, in favor of OPC Scherer 1997 Funding Corporation A ("Lessor Note No. 4");

     The following sets forth the material differences between Lessor Note No. 2 and Lessor Note No. 1, Lessor Note No. 3 and Lessor Note No. 4:

1. Schedule 1 to Lessor Note No. 1, Lessor Note No. 3 and Lessor Note No. 4 is attached as Exhibits A through C, respectively.

                                   EXHIBIT A

                                   SCHEDULE 1
                      TO SERIES 1997 REFUNDING LESSOR NOTE

                       Schedule of Principal Amortization

                                      Principal                    Principal
                                        Amount                       Amount                      Interest
       Payment Date                    Payable                        Paid                         Paid
---------------------------  ---------------------------  ---------------------------  ---------------------------
June 30, 1998                         81,506,000.00
December 31, 1998                     78,802,000.00
June 30, 1999                         78,802,000.00
December 31, 1999                     75,007,000.00
June 30, 2000                         75,007,000.00
December 31, 2000                     70,937,000.00
June 30, 2001                         70,937,000.00
December 31, 2001                     66,871,000.00
June 30, 2002                         66,871,000.00
December 31, 2002                     62,619,000.00
June 30, 2003                         62,619,000.00
December 31, 2003                     58,173,000.00
June 30, 2004                         58,173,000.00
December 31, 2004                     53,523,000.00
June 30, 2005                         53,523,000.00
December 31, 2005                     48,661,000.00
June 30, 2006                         48,661,000.00
December 31, 2006                     43,560,000.00
June 30, 2007                         37,385,000.00
December 31, 2007                     37,385,000.00
June 30, 2008                         28,617,000.00
December 31, 2008                     28,617,000.00
June 30, 2009                         19,215,000.00
December 31, 2009                     19,215,000.00
June 30, 2010                          9,134,000.00
December 31, 2010                      9,134,000.00
June 30, 2011                                  0.00

                                   EXHIBIT B

                                   SCHEDULE 1
                      TO SERIES 1997 REFUNDING LESSOR NOTE

                       Schedule of Principal Amortization

                                      Principal                    Principal
                                        Amount                       Amount                      Interest
       Payment Date                    Payable                        Paid                         Paid
---------------------------  ---------------------------  ---------------------------  ---------------------------
June 30, 1998                         43,237,000.00
December 31, 1998                     42,688,000.00
June 30, 1999                         42,688,000.00
December 31, 1999                     40,438,000.00
June 30, 2000                         40,438,000.00
December 31, 2000                     38,083,000.00
June 30, 2001                         38,083,000.00
December 31, 2001                     35,620,000.00
June 30, 2002                         35,620,000.00
December 31, 2002                     33,041,000.00
June 30, 2003                         33,041,000.00
December 31, 2003                     29,095,000.00
June 30, 2004                         29,095,000.00
December 31, 2004                     24,771,000.00
June 30, 2005                         24,771,000.00
December 31, 2005                     20,145,000.00
June 30, 2006                         20,099,000.00
December 31, 2006                     15,225,000.00
June 30, 2007                          9,744,000.00
December 31, 2007                      9,744,000.00
June 30, 2008                          3,853,000.00
December 31, 2008                      3,853,000.00
June 30, 2009                                  0.00

                                   EXHIBIT C

                                   SCHEDULE 1
                      TO SERIES 1997 REFUNDING LESSOR NOTE

                       Schedule of Principal Amortization

                                      Principal                    Principal
                                        Amount                       Amount                      Interest
       Payment Date                    Payable                        Paid                         Paid
---------------------------  ---------------------------  ---------------------------  ---------------------------
June 30, 1998                         57,202,000.00
December 31, 1998                     55,435,000.00
June 30, 1999                         55,435,000.00
December 31, 1999                     52,695,000.00
June 30, 2000                         52,695,000.00
December 31, 2000                     49,830,000.00
June 30, 2001                         49,830,000.00
December 31, 2001                     46,834,000.00
June 30, 2002                         46,834,000.00
December 31, 2002                     43,700,000.00
June 30, 2003                         43,700,000.00
December 31, 2003                     40,410,000.00
June 30, 2004                         36,897,000.00
December 31, 2004                     36,897,000.00
June 30, 2005                         33,246,000.00
December 31, 2005                     33,246,000.00
June 30, 2006                         27,807,000.00
December 31, 2006                     27,807,000.00
June 30, 2007                         21,607,000.00
December 31, 2007                     21,607,000.00
June 30, 2008                         14,959,000.00
December 31, 2008                     14,959,000.00
June 30, 2009                          7,831,000.00
December 31, 2009                      7,831,000.00
June 30, 2010                            188,000.00
December 31, 2010                        188,000.00
June 30, 2011                                  0.00

                                      C-1